Exhibit 3.11

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

INTRINERGY AMORY, LLC

(changing name to Enviva Pellets Amory, LLC)

FIRST. This Certificate of Amendment to Certificate of Formation of Intrinergy Amory, LLC, a Delaware limited liability company (the “LLC”), dated as of July 16, 2010, has been executed and is being filed by David Meeker in his capacity as Vice President of Intrinergy Operating GP, L.L.C., a Delaware limited liability company, which is the General Partner of Intrinergy Operating, L.P., a Delaware limited partnership, which is the sole member of the LLC,

SECOND, The Certificate of Formation of the limited liability company is hereby amended to change the name of the limited liability company to Enviva Pellets Amory, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of the date first above written.

INTRINERGY AMORY, LLC, a Delaware limited liability company

By:	Intrinergy Operating, L.P., a Delaware
limited partnership
Its:	Sole Member

	By:	Intrinergy Operating GP, L.L C., a
Delaware limited liability company
	Its:	General Partner

		By:	/s/ David Meeker
		Its:	Vice President

CERTIFICATION OF FORMATION OF
INTRINERGY AMORY, LLC

THIS CERTIFICATE OF FORMATION of INTRINERGY AMORY, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST:  The name of the Company is INTRINERGY AMORY, LLC.

SECOND: The initial registered office of the Company for purposes of the Act shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The initial registered agent of the Company for purposes of the Act shall The Corporation Trust Company, whose business office is identical to the Company’s registered office.

IN WITNESS WHEREOF, the undersigned, being an authorized person of the Company, has executed this Certificate of Formation on this 25th day of June, 2010.

/s/ Rebecca S. Heath, Authorized Person